Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of November 1996
Distribution Date of December 16, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $31,910,289.11
Beginning Pool Factor                       0.0952539

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $2,743,069.02
  Interest Collected                      $239,136.17

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $86,019.31
Total Additional Deposits                  $86,019.31

Repos/Chargeoffs                           $10,589.58
Aggregate Number of Notes Charged Off              32

Total Available Funds                   $3,068,224.50

Ending Pool Balance                    $29,156,630.51
Ending Pool Factor                          0.0870341

Servicing Fee                              $26,591.91

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $6,727,574.00
  Target Percentage                              7.50%
  Target Balance                        $2,186,747.29
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(27,523.04)
  Ending Balance                        $6,700,050.96

Current Weighted Average APR:                  8.523%
Current Weighted Average
   Remaining Term (months):                    14.33

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             451,914.98      340
    31-60 days                              93,964.06       54
    60+ days                                30,665.91       16

    Total                                  576,544.95      349

  Balances:  60+ days                      287,153.81       16

Memo Item - Reserve Account
  Prior Month                           $6,700,050.96
  Invest. Income                            27,523.04
    Beginning Balance                   $6,727,574.00

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of November 1996

                                                                NOTES
                                                     CLASS A-1
                                      TOTAL        (MONEY MARKET)    CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77  $127,300,000.00  $195,976,000.00   $11,726,547.77
 Distribution Percentages                                100.00%           95.50%            4.50%
 Turbo Percentages                                       100.00%            0.00%            0.00%
 Coupon                                                   3.475%           4.475%           4.800%

Beginning Pool Balance           $31,910,289.11
Ending Pool Balance              $29,156,630.51

Collected Principal               $2,743,069.02
Collected Interest                  $239,136.17
Liquidation Proceeds/Recoveries      $86,019.31
Charge-Offs                          $10,589.58
Servicing                            $26,591.91

  Total Collections Available
    for Debt Service              $3,041,632.59

Beginning Balance                $20,659,951.37            $0.00   $17,350,320.44    $3,309,630.93

Interest Due                         $77,940.76            $0.00       $64,702.24       $13,238.52
Interest Paid                        $77,940.76            $0.00       $64,702.24       $13,238.52
Principal Due                     $2,753,658.60            $0.00    $2,629,743.96      $123,914.64
Principal Paid                    $2,753,658.60            $0.00    $2,629,743.96      $123,914.64
Turbo Principal                           $0.00            $0.00            $0.00            $0.00

Ending Balance                   $17,906,292.77            $0.00   $14,720,576.47    $3,185,716.30
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.0751141797     0.2716670206

Total Distributions               $2,831,599.36            $0.00    $2,694,446.20      $137,153.16

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00

Excess Servicing                    $210,033.23

Beginning Reserve Account Balance $6,727,574.00
(Release)/Draw                      $(27,523.04)
Ending Reserve Account Balance    $6,700,050.96

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of November 1996

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                 5               4               3                 2                1
                             July 1996        Aug 1996        Sep 1996          Oct 1996         Nov 1996

Beg. Pool Balance         $44,543,063.97   $41,075,940.61   $37,836,410.79   $35,082,641.40   $31,910,289.11

A) Loss Trigger:
Principal of Contracts
  Charged off                  $7,217.12      $113,600.14          $724.85      $151,871.25       $10,589.58
Recoveries                    $16,367.00            $0.00       $27,912.85       $96,731.28       $86,019.31

Total Charged off
  (Months 5,4,3)             $121,542.11
Total Recoveries
  (Months 3,2,1)              210,663.44
Net Loss/(Recoveries)
  for 3 Mos.               $  (89,121.33)(a)

Total Balance
  (Months 5,4,3)         $123,455,415.37(b)

Loss Ratio [(a/b)(12)]          -0.8663%

Trigger:  Is Ratio> 1.5%              No

B) Delinquency Trigger:
   Balance delinquency
    60+ days                                                   $269,727.97      $228,393.91      $287,153.81
   As % of Beginning
    Pool Balance                                                  0.71288%         0.65102%         0.89988%
   Three Month Average                                            0.53348%         0.53213%         0.75459%

Trigger:  Is Average> 2.0%            No

C) Noteholders Percent Trigger:  2.0000%
   Ending Reserve Account Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%           No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer